EXHIBIT 32.01
                                 CERTIFICATION
                                ---------------

I, Gary D. Halbert, the President of ProFutures, Inc., as General Partner of ProFutures Long/Short Growth Fund, L.P., certify that (i) the Form 10-Q for the quarter ended September 30, 2005 of ProFutures Long/Short Growth Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the quarter ended September 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of ProFutures Long/Short Growth Fund, L.P.

                                    PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                                    By:  ProFutures, Inc., General Partner

                                    By:  /s/ GARY D. HALBERT
                                         ----------------------------------
                                         Gary D. Halbert
                                         President
                                         November 14, 2005